Exhibit 99.1

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 31, 2000)


                        [WIRELESS HOLDRS(SM) TRUST LOGO]

                        1,000,000,000 Depositary Receipts
                            Wireless HOLDRS(SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 31, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Wireless HOLDRS(SM) Trust.

     The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                      Share         Primary
Name of Company                         Ticker       Amounts    Trading Market
AT&T Corp.--AT&T Wireless Services       AWE           40             NYSE
Aether Systems, Inc.                     AETH           1          Nasdaq NMS
Crown Castle International Corp.         CC1            4             NYSE
Deutsche Telekom AG                       DT         18.4841          NYSE
LM Ericsson Telephone Company           ERICY          74          Nasdaq NMS
Motorola, Inc.                           MOT           41             NYSE
Netro Corporation                        NTRO           1          Nasdaq NMS
Nextel Communications, Inc.              NXTL          16          Nasdaq NMS
Nextel Partners, Inc.                    NXTP           4          Nasdaq NMS
Nokia Corp.                              NOK           23             NYSE
Qualcomm Incorporated                    QCOM          13          Nasdaq NMS
Research In Motion Limited               RIMM           2          Nasdaq NMS
RIF Micro Devices, Inc.                  RFMD           4          Nasdaq NMS
SK Telecom Co., Ltd.                     SKM           17             NYSE
Sprint Corporation-PCS Group             PCS           21             NYSE
Telesp Cellular Holding Company          TCP            3             NYSE
United States Cellular Corporation       USM            1             AMEX
Verizon Communications                    VZ           17             NYSE
Vodafone Group p.l.c.                    VOD           21             NYSE
Western Wireless Corporation             WWCA           2          Nasdaq NMS

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     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2001.